As filed with the Securities and Exchange Commission on June 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

 Under

THE SECURITIES ACT OF 1933

Astrana Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4472349 (I.R.S. Employer Identification No.)

1668 S. Garfield Avenue, 2nd Floor

Alhambra, California 91801

(Address of principal executive offices) (Zip code)

Astrana Health, Inc. 2024 Equity Incentive Plan

(Full title of the plan)

Brandon Sim

Chief Executive Officer and President

Astrana Health, Inc.

1668 S. Garfield Avenue, 2nd Floor

Alhambra, California 91801

(626) 282-0288

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (“Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by Astrana Health, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 29, 2024 (including the information incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 24, 2024);

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 9, 2024;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 2, 2024, January 10, 2024, January 24, 2024, January 26, 2024, February 2, 2024, February 26, 2024, February 27, 2024, February 29, 2024, March 11, 2024, April 2, 2024, April 5, 2024, April 24, 2024 (first filing), April 24, 2024 (second filing), May 7, 2024, May 15, 2024, May 21, 2024, and June 12, 2024 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of the Registrant’s common stock set forth in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to, among other things, eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding to which he or she was or is a party, or is threatened to be made a party, by reason of such position, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification will be made with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

The Registrant’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for indemnification of the Registrant’s current and former directors and officers to the fullest extent permitted by the DGCL. The Certificate of Incorporation also provides that the Registrant will advance expenses to such persons, subject to the Registrant’s receipt of an undertaking from the indemnified party as may be required under the DGCL. The Registrant’s Amended and Restated Bylaws provide that the Registrant has the power to indemnify current and former directors under substantially the same terms of Section 145 of the DGCL, as described above, and may advance expenses to such persons, subject to the receipt of an undertaking to repay such amounts unless it is determined that such person is entitled to be indemnified by the Registrant as authorized by the Amended and Restated Bylaws. In addition, the Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The Registrant has entered into indemnification agreements with certain directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and to provide additional procedural protections. The Registrant’s directors and officers are also covered by insurance policies maintained by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits. Incorporation of Documents by Reference.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 21, 2015).
4.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2015).
4.3	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2017).
4.4	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 21, 2018).
4.5	Certificate of Amendment of Restated Certificate of Incorporation (effective February 26, 2024) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 26, 2024).
4.6	Amended and Restated By-laws (effective February 28, 2024) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 29, 2024).
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this Registration Statement).
99.1	Astrana Health, Inc. 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 12, 2024).
99.2	Form of Incentive Stock Option Agreement (2024 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 12, 2024).
99.3	Form of Nonqualified Stock Option Agreement (2024 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 12, 2024).
99.4	Form of Restricted Stock Agreement (2024 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on June 12, 2024).
99.5	Form of Restricted Stock Unit Agreement (2024 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on June 12, 2024).
107	Filing Fee Table.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alhambra, State of California, on June 12, 2024.

ASTRANA HEALTH, INC.

By:	/s/ Brandon K. Sim
Brandon K. Sim, M.S.
Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Brandon Sim, Chandan Basho and John Vong, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

By:	/s/ Brandon K. Sim	Chief Executive Officer and President (Principal Executive Officer)	June 12, 2024
Brandon K. Sim, M.S.

By:	/s/ Chandan Basho	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	June 12, 2024
Chandan Basho, M.B.A.

By:	/s/ John Vong	Chief Accounting Officer (Principal Accounting Officer)	June 12, 2024
John Vong

By:	/s/ Kenneth Sim	Executive Chairman, Director	June 12, 2024
Kenneth Sim, M.D.

By:	/s/ Thomas S. Lam	Vice Chairman, Director	June 12, 2024
Thomas S. Lam, M.D., M.P.H.

By:	/s/ John Chiang	Director	June 12, 2024
John Chiang

By:	/s/ Weili Dai	Director	June 12, 2024
Weili Dai

By:	/s/ J. Lorraine Estradas	Director	June 12, 2024
J. Lorraine Estradas, R.N., B.S.N., M.P.H.

By:	/s/ Mitchell W. Kitayama	Director	June 12, 2024
Mitchell W. Kitayama

By:	/s/ Linda Marsh	Director	June 12, 2024
Linda Marsh

By:	/s/ Matthew Mazdyasni	Director	June 12, 2024
Matthew Mazdyasni

By:	/s/ David G. Schmidt	Director	June 12, 2024
David G. Schmidt